Calculation of Filing Fee Tables
S-3
INDEPENDENT BANK CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value per share	457(a)	1,000,000	$ 80.44	$ 80,440,000.00	0.000087	$ 6,998.28
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 80,440,000.00		$ 6,998.28
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 5,386.38
			Net Fee Due:						$ 1,611.90
Offering Note
[1]	Note 1.a: Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of common stock. Note 1.b: Proposed Maximum Offering Price Per Share and Maximum Aggregate Offering Price estimated solely for the purpose of calculating the amount of the registration fee. Calculated in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low prices for the Registrant's Common Stock as reported on the Nasdaq Stock Market on October 20, 2026, a date within five business days prior to the filing of this Registration Statement. Note 1.c: The Registrant filed a Registration Statement on Form S-3 (File No. 333-275183) on October 26, 2023 (the "2023 Registration Statement") which registered an aggregate of 1,000,000 shares of the Registrant's Common Stock, and which will expire on October 26, 2026. As of the date of expiration of the 2023 Registration Statement and as of the date of filing of this Registration Statement, 763,055 shares of Common Stock registered under the 2023 Registration Statement remained unsold (the "Unsold Securities"). A registration fee of $5,386.38 was previously paid in connection with the Unsold Securities. In accordance with Rule 457(p) of the Securities Act, the Registrant is carrying forward these unused filing fees to partially offset the registration fee due in connection with this Registration Statement. The total amount of the registration fee before offsetting the unused filing fees from the 2023 Registration Statement is $6,998.28. Accordingly, $1,611.90 is being paid with this Registration Statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Independent Bank Corp.	S-3	333-275183	10/26/2023		$ 5,386.38	Equity	Common Stock, $0.01 par value per share	763,055	$ 36,493,105.38
Fee Offset Sources		Independent Bank Corp.	S-3	333-275183		10/26/2023						$ 7,058.97
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Any offering that included the Unsold Securities under the 2023 Registration Statement has terminated.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date